Date: 04/15/2020
Receipt Number: 6311130
Amount Paid: $43.00

SP

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Articles/Statement of Conversion

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RECEIVED
APR 15 2020
Utah Div. of Corp. & Comm. Code

Non-Refundable Processing Fee: $37.00

1. The Articles/Statement of Conversion shall state:

Entity Number: 11541073-0162

First: The name and entity type of the company immediately prior to the filing of the conversion:
Name: Utah Therapeutic Health Center, PLLC

Entity Type (Corp, LLC, LP, Partnership, DBA, etc.): LLC - Professional

Second: The date and state where the company was first created and, if it has changed, its jurisdiction immediately prior to its conversion;

December 2, 2019 — Date of formation
Utah — State / Jurisdiction

Third: The name and entity type of the company as set forth in its converted entity filing;
Name: Utah Therapeutic Health Center, LLC

Entity Type: LLC - Domestic
Utah — State / Jurisdiction

881 Baxter Drive, Suite 100 South Jordan, UT 84095
Registered Agent address or mailing address for service of process if not qualified as a foreign entity in Utah

Fourth: The future effective date of the conversion to the new entity if it is not to be effective upon the filing of the conversion;

__________(MM-DD-YYYY)

Fifth: Under penalties of perjury, I declare that the Articles/Statement of Conversion have been duly approved by the owners of the entity.

Name: Kyle Reeder
Signature: Sign here after the form is printed
Title: Attorney
Date: April 15, 2020

2. Additional filing requirements: The non-refundable processing fee of $37.00 payable to the State of Utah, and application for new entity must accompany this form. No additional fee for the new application.

Under GRAMA {63G-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

APR 15 '20 PM2:46

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 15 day of Apr 20 20
In this office of this Division and hereby issued
This Certificate thereof.

Examiner RDL Date 4/17/20

Jason Sterzer
Division Director

This form cannot be hand written.

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Certificate of Organization (Limited Liability Company)

RECEIVED
APR 15 2020
Utah Div. of Corp. & Comm. Code

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Instructions

Important: Read instructions before completing form Non-Refundable Processing Fee: $70.00

1. Name of Limited Liability Company: Utah Therapeutic Health Center, LLC

2. Principal office address: Street Address Required; PO Box can be listed after Street Address
Address: 881 Baxter Drive, Suite 100 City: South Jordan State: UT Zip: 84095

3. The name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent): Registered Agents, Inc.

The address must be listed if you have a non-commercial registered agent. See instructions for further details.

Address of the Registered Agent: 881 Baxter Drive, Suite 100
Utah Street Address Required, PO Boxes can be listed after the Street Address
City: South Jordan State: UT Zip: 84095

4. Signature of Organizer
Signature: *Sign here after the form is printed* [signature]

5. Name and Address of Members and/or Managers (optional):
1. Name: Wade Rivers LLC Position: Manager
Address: 30 N Gould STE R City: Sheridan State: WY Zip: 82801
2. Name: Position:
Address: City: State: Zip:

6. Duration (optional):
✔ The duration of the company shall be perpetual
☐ The duration of the company shall be ______

7. Purpose (optional):

Under GRAMA {63C-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.
Is this a female owned business? ◯ Yes ◯ No
Is this a minority owned business? ◯ Yes ◯ No If yes, please specify: Select/Type the race of the owner here

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

APR 15 '20 PM2:46

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 15 day of Apr 2020
In this office of this Division and hereby issued This Certificate thereof.

Examiner [signature] Date 4/17/20

[signature]
Jason Sterzer
Division Director